                                                               Exhibit 10.20

                             SUPPLY AGREEMENT

     This supply agreement is entered into as of July 1, 1996 (the "Effective Date") between PerImmune, Inc. ("PerImmune") and Progenics Pharmaceuticals, Inc. (each singularly a "Party" and collectively the "Parties") with reference to the following:

                                 RECITALS

     WHEREAS, PerImmune, Inc. manufactures purified keyhole limpet hemocyanin ("KLH"); and

     WHEREAS, Progenics Pharmaceuticals, Inc. is performing research and development in the field of vaccines for human cancers and is interested in purchasing KLH from PerImmune, Inc. for use as a carrier protein for such vaccines;

     THEREFORE, the parties agree as follows:

1. DEFINITIONS. The following terms shall have the following meanings for purposes of this Agreement:

     1.1 "AFFILIATE" means any corporation, firm, partnership or other entity, whether de jure or de facto, which directly or indirectly owns, is owned by, or is under common ownership with a party to this Agreement to the extent of at least fifty percent (50%) of the equity (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) having the power to vote on or direct the affairs of the entity and any person, firm, partnership, corporation or other entity actually controlled by, controlling, or under common control with a party to this Agreement. For example, Akzo, N.Y. is an Affiliate of PerImmune pursuant to this definition.

     1.2 "AGREEMENT" means this Supply Agreement, including any exhibits, schedules or other attachments thereto, as any of the foregoing may be validly amended and agreed to in writing by the Parties from time to time.

     1.3 "COMMERCIAL INTRODUCTION" means the date of first commercial sale (other than for purposes of obtaining regulatory approval) of a Ganglioside Vaccine by Progenies Pharmaceuticals, Inc.

     1.4 "EFFECTIVE DATE" is defined in the introductory paragraph.


     1.5 "FULLY BURDENED MANUFACTURING COST" means the actual cost of Manufacture by PerImmune of KLH under a Manufacturing Process in compliance with

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cGMPs, which actual cost shall be comprised of the cost of goods produced as determined in accordance with United States generally accepted accounting principles, [***]


     1.6 "cGLPs" means the current Good Laboratory Practices for Finished Pharmaceuticals pursuant to 21 C.F.R. 58 et sea., as amended from time to time.

     1.7 "cGMPs" means the current Good Manufacturing Practices for Finished Pharmaceuticals pursuant to 21 C.F.R. 210 et seci., as amended from time to time.

     1.8 "KLH" means keyhole limpet hemocyanin.

     1.9 "KLH REQUIREMENTS" means the amount of KLH in bulk which Progenics Pharmaceuticals, Inc. may require for all research and development, pre-clinical and human clinical testing of Ganglioside Vaccines and, after Commercial Introduction, production of Ganglioside Vaccines for commercial sales.

     1.10 "KNOW-HOW" means materials, data, results, formulae, designs, specifications, methods, processes, improvements, techniques, ideas, discoveries, technical information, process information, clinical information and any other information, whether or not any of the foregoing is patentable, which is confidential (in accordance with Section 5 hereof and proprietary to PerImmune now or hereafter during the Term of this Agreement, to the extent that any of the foregoing relates to the development, manufacture, use or sale of KLH in connection with the development, manufacture, use or sale of any Gangiloside Vaccine, provided however, that the term "Know-how" shall not include any of the foregoing that is subject to proprietary rights of third parties.

     1.11 "GANGLIOSIDE VACCINE" means any vaccine or vaccines comprising purified gangliosides (whether alone or in combination) conjugated to KLH for the prevention or treatment of human cancers. A ganglioside is a neuraminic acid containing glycolipids.

     1.12 "MANUFACTURE" OR "MANUFACTURING PROCESS" means the aseptic-storage, handling, production, processing and packaging of KLH in accordance with this Agreement.

     1.13 ."MANUFACTURING YEAR" means each calendar year commencing on or after January 1, 1995.

     1.14 "PARTY" and "PARTIES" are defined in the introductory paragraph.

     1.15 "PERIMMUNE" means PERIMMUNE, INC., (formerly Organon Teknika Corporation Biotechnology Research Institute) , a Delaware corporation, its Affiliates and its successors and permitted assigns.


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     1.16 "SPECIFICATIONS" is defined in Exhibit A

     1.17 "TERM" is defined in Section 4.1.

     1.18 "PROGENICS" means Progenics Pharmaceuticals, Inc., a Delaware corporation, its Affiliates and its permitted successors and assigns.

2.    MANUFACTURE AND SUPPLY.

     2.1 GENERAL. [***] PerImmune hereby agrees, at its sole expense, to commit all reasonably necessary facilities, appropriately trained personnel, machinery, equipment, utilities and other PerImmune resources required to satisfy its obligations under this Agreement.

2.2 PERIMMUNE TRANSFER PRICE OF KLH.

With respect to each and every Ganglioside Vaccine, PerImmune shall Manufacture and supply one hundred percent (100%) of KLH Requirements of such Ganglioside Vaccine, including for purposes of all research and development, preclinical studies and human clinical trials, and the Commercial sales of such Ganglioside Vaccine. [***]

In addition, in order to verify the production cost of KLH, Progenics will have the right to pay for an independent certified public accountant, ("CPA") to inspect the records of PerImmune once per year during regular business hours, provided that such accountant has entered into a confidentiality agreement with PerImmune which is satisfactory to PerImmune. The CPA shall then compile a report which states only PerImmune's Fully Burdened manufacturing Cost for KLH which may be used by the Parties for negotiating the transfer price.

     2.3 PERlMMUNE'S REPRESENTATIONS, WARRANTIES AND COVENANTS. PerImmune hereby represents and warrants to Progenics as follows:

     (a) PRE-CLINICAL STUDY AND HUMAN CLINICAL TRIAL USE, PerImmune shall Manufacture all KLH Requirements for use in any vaccine used in connection with any pre-clinical study or human clinical trial of any Ganglioside Vaccine (i) strictly in compliance with (A) this Agreement, (B) all Specifications, and (C) all applicable laws


[***] Confidential Treatment Requested

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and regulations, including but not limited to cGMPs to the extent applicable, and (ii) in a PerImmune facility holding all applicable licenses in the jurisdiction of Manufacture.

     (b) COMMERCIAL USE. PerImmune shall Manufacture all KLH Requirements for use in the commercialization of any Ganglioside Vaccine (i) strictly in compliance with (A) this Agreement, (B) all Specifications, and (C) all applicable laws and regulations, including but not limited to cGMPs to the extent applicable, and (ii) in a PerImmune facility holding all applicable licenses in the jurisdiction of Manufacture.

     (c) CERTIFICATE OF ANALYSIS: NON-COMPLYING KLH. Before, during and after Manufacture of KLH Requirements, PerImmune shall obtain samples, monitor the Manufacturing Process and the environment of such Manufacture, and keep such technical books and records of all of the foregoing as are required under the Specifications and Procedures and all applicable laws and regulations, including but not limited to cGLPs or cGMPs (as appropriate and applicable). PerImmune shall test each lot of KLH requirements Manufactured for Progenics or as required under the Specifications. Together with each such lot of KLH Requirements, PerImmune shall provide a written certificate of analysis which shall set forth the results of such testing by PerImmune and PerImmune's quality control approval of such lot of KLH Requirements. PerImmune's obligations under this section 2.3(c) shall be performed at PerImmune's sole expense. Progenics shall be entitled to test any such KLH Requirements in accordance with the Specifications, at Progenics' sole expense. Without limiting any of Progenics' other rights or remedies under this Agreement with respect to any KLH Requirements supplied hereunder that do not comply with applicable representations and warranties under this Section 2.3, and provided PerImmune reasonably confirms Progenics' test results, the Parties agree that; (i) Progenics shall not be obligated to pay PerImmune the transfer price applicable to such non-complying KLH Requirements; (ii) if Progenics has already paid for such non-complying KLH Requirements, Progenics shall be entitled to a credit against future purchases for the amount paid to PerImmune therefor; (iii) PerImmune shall, on a priority basis, Manufacture and supply to Progenics, as applicable, replacement KLH Requirements in full compliance with this Section 2.3; and (iv) PerImmune shall bear the full cost of returning or destroying the non-complying KLH Requirements.

     2.4 Procedures for Estimating, Ordering and Supplying - KLH REQUIREMENTS.

     Subject to the other terms of this Agreement:

     (a) ANNUAL DEMAND FORECAST FOR EACH MANUFACTURING YEAR. During the Term, commencing on July 1 , 1996 and on an on-going quarterly basis as described below, Progenics will provide PerImmune with a written rolling annual demand forecast of KLH Requirements for each manufacturing Year which shall be binding as to the first quarter and non-binding as to the remaining three (3) quarters. Thereafter, Progenics shall provide an updated annual demand forecast on a quarterly

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                                    Page 5

basis no later than ninety (90) days in advance of the commencement of the first (and binding) quarter covered by such annual demand forecast. The Parties also agree that the variance, if any, between the binding forecast of a given quarter and the last nonbinding forecast for such quarter shall be
between     [***]         and         [***]
meaning that Progenics' binding forecast for such quarter must be at least
[***]           but not more than          [***]
of such last non-binding forecasted amount for such quarter.

     (b) PURCHASE ORDERS. Progenics shall place a firm purchase order or purchase orders with PerImmune setting forth (i) the quantities of KLH Requirements to be Manufactured and supplied hereunder, (ii) the schedule for receipt from PerImmune of such batch(es) of KLH Requirements, and (iii) instructions for shipping and packaging. Each such firm purchase order shall be submitted no later than thirty (30) days in advance of the first scheduled date of receipt thereof. Subject to the other terms of this Agreement, Progenics shall be obligated to place firm purchase orders with PerImmune for, and PerImmune hereby commits to Manufacture and supply hereunder
pursuant to such firm purchase orders,     [***]                  of the
amount of KLH Requirements in the then-binding quarter of each annual demand forecast under Section 2.4(b); provided, however, that: (A) the Parties may mutually agree in writing to amend any such firm purchase order; (B) PerImmune in its discretion may agree to Manufacture and supply hereunder additional amounts of KLH Requirements in excess of the then-binding amount, provided that Progenics places firm purchase order(s) for such excess KLH Requirements on a timely basis; and (C) PerImmune agrees to provide Progenics with as much advance written notice as possible (and in any case at least thirty (30) days' written advance notice) if PerImmune determines that any scheduled delivery of KLH Requirements pursuant to any purchase order will be delayed by more than fifteen (15) days for any reason of which PerImmune becomes aware.

     2.5 PRIORITY.

     a) PRIORITY AMONG CUSTOMERS. PerImmune hereby agrees and acknowledges that, in the event that PerImmune is unable to satisfy in full its obligations under this Agreement to Manufacture and supply
[***]          of KLH Requirements as well as PerImmune's obligations to
third parties with respect to Manufacture and supply of KLH, PerImmune shall use reasonable efforts to satisfy its obligations under this Agreement and, in the event of any shortage of KLH available to meet all such obligations, PerImmune shall allocate proportionately all available KLH among Progenics and such third parties with highest priority for the Manufacture and supply of KLH for purposes of outstanding firm purchase orders for comparable delivery time frames. In such event PerImmune, shall be permitted to invoice, and Progenics agrees to pay, the additional expenses of PerImmune for such efforts.


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     (b) INABILITY TO SUPPLY. In the event that PerImmune is unable to supply
[***] of Progenics' purchase orders for two consecutive quarters, then PerImmune agrees to provide Progenics the right and license to use the relevant Know-how to manufacture or have manufactured KLH for use in producing Ganglioside Vaccine, and to fully cooperate with regulatory authorities to qualify Progenics and/or its designee as a manufacturer of KLH. In such event, at Progenics' request, PerImmune shall promptly disclose to Progenics all Know-how and information reasonably necessary to manufacture KLH and the parties shall mutually agree upon a reasonable schedule for gradually reducing the amount of KLH purchased by Progenics from PerImmune, until such time PerImmune is able to reasonably demonstrate the ability to supply Progenics with its requirements.

     (c) ASSURANCE OF SUPPLY. Progenics and PerImmune will cooperate to anticipate Progenics' long-term requirements for KLH Requirements supply, and PerImmune will take reasonable measures to assure that Progenics' and its Partners' KLH Requirements can be met, which measures may include the maintenance of adequate safety stocks of KLH.

     2.6. REGULATORY APPROVAL OF MANUFACTURING. PerImmune shall be solely responsible, at its sole cost and expense, for obtaining all necessary regulatory approvals particular to KLH for Manufacture and supply of KLH Requirements. Progenics shall advise PerImmune of any new Specifications required by the United States Food and Drug Administration or the Federal Food, Drug and Cosmetic Act (or the equivalent regulatory authority or law In other countries) with respect to any Ganglioside Vaccine. PerImmune shall not modify in any manner any Specifications without Progenics prior written consent (which consent shall not be unreasonably withheld).

     2.7 REGULATORY FILINGS. Without limiting the generality of the foregoing, for purposes of supporting all preclinical studies and human clinical trials and all regulatory filings, applications and approvals on the part of Progenics with respect to any Ganglioside Vaccine, PerImmune hereby agrees that on an on-going basis during the Term: (1) PerImmune shall permit Progenics to reference PerImmune's drug master file and/or Investigational New Drug Applications (IND's) for KLH with the United States Food and Drug Administration; (ii) to the extent not subject to the proprietary rights of third parties, PerImmune shall provide Progenics with all pre-clinical and clinical data, results and other relevant information with respect to KLH (including but not limited to information regarding the toxicity, safety and stability of KLH) that is (A) submitted by PerImmune in connection with any Investigational New Drug application or other regulatory filing with respect to KLH from time to time during the Term or (B) otherwise in PerImmune's possession from time to time during the Term; and (iii) a PerImmune representative, at Progenics' request, shall attend periodic meetings to discuss the progress of clinical trials of any Ganglioside Vaccines. Progenics will reimburse


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PerImmune for the foregoing assistance only (i) for its reasonable out-of pocket expenses, including but not limited to travel, and (ii) PerImmune's fully burdened costs of performing technical studies or engaging outside services subject to the prior approval of Progenics.

     a) ADVERSE EVENTS REPORTING. On an on-going basis during the Term and for at least ten (10) years after the expiration or termination of this Agreement, each Party agrees to provide the other Party with any written information in its possession which indicates adverse effects in humans associated with KLH or any products using KLH.

     2.8 PERIMMUNE RECORDKEEPING AND INSPECTION.

     (a) TECHNICAL RECORDS. With respect to any Manufacture and supply of KLH Requirements, PerImmune shall, at its expense, keep properly completed technical books and records, test data and reports as required under the Specifications and all applicable laws and regulations, including but not limited to cGLPs or cGMPs (as appropriate), and in any case shall maintain such technical Information for at least two (2) years from the expiration date of the relevant Ganglioside Vaccine or longer if required under applicable laws and regulations (including but not limited to cGLPs and cGMPs, as applicable). During regular business hours and upon reasonable advance written request, PerImmune shall make any such technical information available to Progenics for inspection.

     (b) FINANCIAL RECORDS. During the Term, PerImmune shall keep for at least three (3) years records of its Fully Burdened Manufacturing Costs, and the calculations thereof in sufficient detail to permit Progenics designee, reasonably acceptable to PerImmune, to confirm the accuracy thereof. At the request of Progenics, and not more frequently than once per year, upon at least five (5) business days' prior written notice, and at the expense of Progenics (except as otherwise provided below), PerImmune shall permit a nationally recognized, independent, certified public accountant selected by Progenics and acceptable to PerImmune to inspect (during regular business hours) any such PerImmune records for the then-preceding three (3) years solely to the extent necessary to verify such costs, margins and calculations, provided that such accountant in advance has entered into a confidentiality agreement with PerImmune and Progenics substantially similar to the confidentiality provisions of this Agreement, limiting the use and disclosure of such information to authorized representatives of the Parties. Results of any such inspection shall be made available to both Parties. If such inspection reveals a deficiency in the calculation of PerImmune's Fully Burdened Manufacturing Cost to PerImmune resulting in an overpayment to PerImmune of the transfer price by [***] , PerImmune shall pay all costs and expenses of such inspection.

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     (c) QUALITY AUDIT. Upon submission of a proposal by Progenics which is approved by PerImmune, PerImmune shall permit Progenics to audit, in cooperation with PerImmune's personnel, production, packaging, and quality control facilities of PerImmune and any of its significant suppliers as they relate to production of KLH to allow Progenics to verify PerImmune's compliance with its responsibilities under this Agreement.

     2.9 LIABILITY.

     (a) INDEMNIFICATION BY PROGENICS. Except as otherwise provided in Sections 2.9(b) or (c), Progenics will defend, indemnify and hold harmless PerImmune against any and all claims, actions, liabilities, damages, losses, costs or expenses, including reasonable attorney's fees, based upon or arising out of the sales or use of any Ganglioside Vaccine by Progenics, provided that PerImmune gives Progenics prompt notice thereof in writing, permits Progenics to control the investigation, preparation and defense thereof (including any compromise or settlement thereof and any appeal) and provides reasonable assistance to Progenics, at Progenics expense, in that regard.

     (b) LIABILITY. Each Party assumes full responsibility and liability for any injury, damage or expense which it or its employees, agents and invitees incur and which arise from its manufacture, handling and use of KLH or Ganglioside Vaccines, except to the extent such injury, damage or expense arises from the negligence or willful misconduct of the other Party.

     (c) INDEMNIFICATION BY PERIMMUNE. PerImmune will defend, indemnify and hold harmless Progenics against any and all claims, actions, liabilities, damages, losses, costs or expense (including reasonable attorneys' fees) including without limitation expenses of total or partial product recalls in connection with the manufacture, use or sale of Ganglioside Vaccines (i) based upon the gross negligence or willful misconduct of PerImmune or its employees arising out of the Manufacture or shipment of KLH Requirements by PerImmune or based upon a manufacturing defect in KLH Requirements manufactured by PerImmune; or (ii) the failure of PerImmune to comply with governmental regulations with respect to KLH, provided that Progenics or its Partners give PerImmune prompt notice thereof in writing, permits PerImmune to control the investigation, preparation and defense thereof (including any compromise or settlement thereof and any appeal) and provides reasonable assistance to PerImmune, at PerImmune's expense, in that regard.

3.    CONFIDENTIALITY.

     3.1. Each party agrees to take such steps and, when necessary to protect the rights of the other, shall cause its employees and agents and its Affiliates employees and agents, to take such steps as are reasonably required to protect and keep

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confidential, and shall not use, publicize or otherwise disclose to third parties other than Affiliates, Confidential Information (as defined below) of the other party, which was acquired from the other party pursuant to this Agreement, including, without limitation, following procedures designed to limit access of such information to those persons having a need to know it. The parties agree not to disclose or use such Confidential Information except as they may be entitled to do so or if necessary pursuant to or in the performance of this Agreement.

     3.2 The obligation of confidentiality and restriction on use imposed by the foregoing Subsection 3.1 shall not apply to any particular item of Confidential Information that:

     3. 2.1 is known or generally available, or subsequently becomes known or generally available, to the public, or is otherwise at the time of disclosure or subsequently becomes part of the public domain, whether by printed publication or otherwise through no fault of the receiving parties;

     3.2.2 the receiving party can demonstrate by competent evidence, based in substance upon writings and/or physical evidence, (i) was known to the receiving party at the time of receipt or (ii) is furnished to the receiving party without obligation of confidentiality or non-use by a third party, either before or after the time of its disclosure by the disclosing party, which third party is not restricted by a confidential undertaking to the disclosing party at the time of the disclosure;

     3.2.3 the receiving party can demonstrate by competent evidence, based in substance upon writings and/or physical evidence, has been developed independently for the receiving party by persons not having access to the Confidential information; or

     3.2.4 is the Confidential Information of the disclosing party and that the disclosing party discloses to a non-Affiliate party without restriction.

     3.3 The obligations of confidentiality and restriction on use under this
Section 3 shall continue to be binding upon the parties for a period of five years following termination of this Agreement.

     3.4 Either party may also disclose Confidential Information disclosed to it by the other party to the extent, and only to the extent, such disclosure is necessary for such party to comply with applicable governmental laws or regulations. The party that desires to so disclose Information shall give the other party reasonable advance notice of any such proposed disclosure pursuant to such compliance with law or regulation, shall use its best efforts to secure confidential treatment of the Information thus disclosed, and shall advise the other party in writing of the manner in which that was done.

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     3.5  For purposes of this Agreement, Confidential Information shall mean: (a) data, inventions, Information, processes, know-how, patent applications, trade secrets and similar intellectual property rights of a party, including, without limitation, the original and copies of all documents, inventions, laboratory notebooks, drawings, specifications, devices, equipment, prototype models and tangible manifestations embodying any technology disclosed hereunder, (b) a party's customer lists and marketing, sales, costs, royalty and similar information related to the manufacture or sale of KLH or other part of the Parties' business, and (c) any other information disclosed in writing and marked as "Confidential Information" or, if disclosed orally, reduced to writing and marked as "Confidential Information" and submitted within thirty (30) days of the original oral disclosure.

     3.6 PERMITTED DISCLOSURES. Each Party may disclose the other Party's information to the extent such disclosure is reasonably necessary in prosecuting or defending litigation, filing, prosecuting or maintaining patent applications or patents, complying with applicable laws or regulations, or, in the case of Progenics, conducting preclinical or clinical trials or preparing or filing regulatory filings with respect to Ganglioside Vaccines; provided, however, that if a Party is required to make any disclosure of the other Party's information furnished pursuant to this Agreement, it will give reasonable advance notice of such disclosure requirements to the other Party and, except to the extent inappropriate in the case of patent applications, will use its best efforts to secure confidential treatment of such information required to be disclosed.

4.  TERM: TERMINATION.

     4.1 TERM. The term of this Agreement shall be for three years from the Effective Date and will renew automatically for successive 12 month periods unless sooner terminated as provided in this Section 4.

     4.2 MATERIAL BREACH. Subject to Section 8.6, failure by either Party to comply with any of the material obligations contained in this Agreement shall entitle the other Party to give to the Party in default notice specifying the nature of the default and requiring it to make good such default. If such default is not cured within sixty (60) days after the receipt of such notice, the notifying Party shall be entitled, without prejudice to any of its other rights conferred on it by this Agreement and in addition to any other remedies available to it by law or in equity, to terminate this Agreement effective upon written notice to the other Party. The right of a Party to terminate this Agreement, as herein above provided, shall not be affected in any way by its waiver or failure to take action with respect to any previous default.

     4.3 INSOLVENCY OR BANKRuPTCY. Either Party may, in addition to any other remedies available to it by law or in equity, terminate this Agreement, in whole or in part as the terminating Party may determine, effective upon written notice to the other Party, in the event the other party shall have become insolvent or bankrupt, or shall have

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made an assignment for the benefit of its creditors, or there shall have been appointed a trustee or receiver of the other Party for all or a substantial part of its property, or any case or proceeding shall have been commenced seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition or readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization or other similar act or law of any jurisdiction now or hereafter in effect, or there shall have been issued a warrant of attachment, execution, disdain or similar process against, any substantial part of the property of the other Party, and any such event shall have continued for sixty (60) days undismissed, unbounded and undischarged.

     4.4 ACCRUED RIGHTS, SURVIVING OBLIGATIONS: PARTNERS. Expiration or any termination of this Agreement for any reason shall be without prejudice to any rights which shall have accrued to the benefit of either Party prior to such expiration or termination. Such expiration or termination shall not relieve either Party from obligations which are expressly indicated to survive expiration or termination of this Agreement, which obligations include, without limitation, those under Sections 2.8, 2.9, 3, 5, 6 and 7.

5.   PERIMMUNE PATENT RIGHTS.

     PerImmune shall not assert against Progenics or its customers any patents now or hereinafter owned or controlled by PerImmune which concern KLH or any Ganglioside Vaccine of Progenics which incorporates KLH. This Section shall continue to apply to any Affiliate of PerImmune which ceases to be an Affiliate of PerImmune as defined by this Agreement.

6.   PERiMMUNE REPRESENTATIONS AND WARRANTIES.

     PerImmune represents and warrants that:

     (a) the execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by PerImmune;

     (b) the performance by PerImmune of any of the terms and conditions of this Agreement on its part to be performed does not and will not constitute a breach or violation of any other agreement or understanding, written or oral, to which it is a party;

     (c) To the best of PerImmune's knowledge, there are no adverse proceedings, claims or actions pending, or threatened, relating to KLH and at the time of disclosure and delivery thereof to Progenics and PerImmune shall have the full right

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                                   Page 12

and legal capacity to disclose and deliver KLH without violating the rights of third parties.

7.   ARBITRATION.

     Any dispute, controversy or claim between the Parties, arising out of or relating to this Agreement or the Parties' respective rights and obligations hereunder either during or after the Term (including the question as to whether any such matter is arbitrable) shall be subject to binding arbitration in accordance with then-existing commercial arbitration rules of the American Arbitration Association. The Parties agree that, in the course of any such arbitration, service of any notice at their respective addresses in accordance with Section 8.11 of this Agreement shall be valid and sufficient, and any arbitration hereunder shall be in the jurisdiction of the defendant Party, which in the case of Progenics shall be New York and in the case of PerImmune shall be Maryland. In any such arbitration, an award shall be rendered by a majority of the members of a board of arbitration consisting of three (3) members, one (1) of whom shall be chosen by each of Progenics and PerImmune and the third of whom shall be appointed by mutual agreement of such two (2) arbitrators. In the event of failure of such two (2) arbitrators to agree within sixty (60) days after the commencement of arbitration (as defined below) upon appointment of the third arbitrator, or, in the event that either Party shall fail to appoint an arbitrator within thirty (30) days after the commencement of the arbitration proceedings, the third arbitrator or (upon request of the other Party) the second arbitrator and the third arbitrator, as the case may be, shall be appointed by the American Arbitration Association in accordance with its then existing commercial
arbitration rules.    For purposes of this Section, the "commencement of the
arbitration proceeding" shall mean the date upon which the defendant Party receives from the American Arbitration Association a copy of the request for arbitration filed by the party desiring to have recourse to arbitration. The decision of the arbitrators shall be in writing and shall set forth the basis therefor. The Parties shall abide by all awards rendered in arbitration proceedings, and such awards may be enforced and executed upon in any court having jurisdiction over the Party against whom enforcement of such award is to be sought. The Parties shall divide equally the administrative charges, arbitrators' fees, and related expenses of arbitration, but each Party shall pay its own legal fees incurred in connection with any such arbitration; provided, however, if the arbitrators determine that one Party prevailed clearly and substantially over the other Party, then the non-prevailing Party shall also pay the reasonable attorneys' fees and expert witness costs and other arbitration costs of the prevailing Party.

8.   MISCELLANEOUS PROVISIONS.

     8.1 NO PARTNERSHIP. Nothing in this Agreement is intended or shall be deemed to constitute a partnership, distributorship, agency employer-employee or joint venture relationship between the Parties. No Party shall incur any debts or make any commitments for the other, except to the extent, if at all, specifically provided herein.

     8.2 ASSIGNMENTS. Neither Party shall assign any of its rights or obligations hereunder or this Agreement, except that either Party may do so:
(a) as incident to the merger, consolidation, reorganization or acquisition of stock or assets affecting substantially all of the assets or voting control of such Party; (b) to any wholly owned subsidiary if such Party remains liable and responsible for the performance and observance of all of the subsidiary's duties and obligations hereunder; (c) with the prior written consent of the other Party; or (d) as incident to an agreement between Progenics and a major corporate partner. This Agreement shall be binding upon the successors and permitted assigns of the Parties and the name of a Party appearing herein shall be deemed to include the names of such Party's successors and permitted assigns to the extent necessary to carry out the intent of this Agreement. Any assignment not in accordance with this Section
8.2 shall be void.

     8.3 FURTHER ACTIONS. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

     8.4 NO NAME OR TRADEMARK RIGHTS. Except as otherwise provided herein, no right, express or implied, is granted by this Agreement to use in any manner the names "PerImmune, Inc." or "Progenics Pharmaceuticals, Inc." or any contraction thereof or any other trade name or trademark of PerImmune or Progenics in connection with the performance of this Agreement.

     8.5 PUBLIC ANNOUNCEMENT. Except as may otherwise be required by applicable law or regulation, neither Party shall make any public announcement concerning this Agreement or the subject matter hereof without the prior written consent of the other Party (not to be unreasonably withheld).

     8.6 FORCE MAJEURE. If any default or delay occurs which prevents or materially impairs a Party's performance and is due to a cause beyond the Party's reasonable control, including but not limited to any act of any god or demon, flood, fire, explosion, earthquake, casualty, accident, war, revolution, civil commotion, blockade or embargo, injunction, law, proclamation, order, regulation or governmental demand, the affected Party promptly shall notify the other Party in writing of such cause and shall exercise diligent efforts to resume performance under this Agreement as soon as possible. Neither Party shall be liable to the other Party for any loss or damage due to such cause. Neither Party may terminate this Agreement because of such default or delay.

     8.7 ENTIRE AGREEMENT OF THE PARTIES: AMENDMENTS. This Agreement, including the exhibits attached hereto which are incorporated herein, constitutes and contains the entire understanding and agreement of the Parties and cancels and supersedes any and all prior negotiations, correspondence, understandings and agreements, whether verbal or written, between the Parties respecting the subject matter hereof. No waiver, modification or amendment of any provision of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each of the Parties.

     8.8 SEVERABILITY. In the event that any of the provisions of this Agreement shall for any reason be held by any court or authority of competent jurisdiction to be invalid, illegal or unenforceable, such provision or provisions shall be validly reformed to as nearly as possible approximate the intent of the Parties and, if unreformable, shall be divisible and deleted in such jurisdiction; elsewhere, this Agreement shall not be affected so long as the Parties are still able to realize the principal benefits bargained for in this Agreement.

     8.9 CAPTIONS. The captions to this Agreement are for convenience only, and are to be of no force or effect in construing or interpreting any of the provisions of this Agreement.

     8.10 APPLICABLE LAW. This Agreement shall be governed by and interpreted in accordance with the laws of Maryland.

     8.11 NOTICE. All notices and other communications shall be deemed to have been duly given when delivered in person or by registered or certified mail (postage prepaid, returned receipt requested) to the respective parties as follows:

     If To Progenics:

Paul J. Maddon, M.D., Ph.D.
Chairman and CEO
---------------------------

777 Old Saw Mill River Road
---------------------------

Tarrytown, NY 10591
----------------------------

If To PerImmune:

Michael G. Hanna, Jr.
------------------------

President & CEO
1330 Piccard Drive
------------------------

Rockville, MD 20850
------------------------

     8.12 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive any investigation made by a Party and shall be able to be relied fully on by the Parties.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective corporate officers, duly authorized as of the day and year first above written. PerImmune, Inc., represents and warrants that it has the right and authority to provide to Progenics the material and rights set forth in this agreement pursuant to the transfer of relevant right and authority from Akzo Nobel to PerImmune.

PERIMMUNE, INC.                                PROGENICS PHARMACEUTICALS, INC.

By: /s/ Michael G. Hanna, Jr.                       By: Paul J. Maddon
----------------------------                        ----------------------

Name: Michael G. Hanna, Jr.                         Name: Paul J. Maddon
---------------------------                          -----------------------
Title: President & CEO                              Title: Chairman and CEO
---------------------------                          -----------------------

As set forth in this Exhibit A, the following are the specifications for the Manufacture of KLH, as may from time to time be required by the Food and Drug Administration (the "Specifications").

                                  EXHIBIT A
                                                             ORGANON TEKNIKA
                                  [GRAPHIC] AKZO
                          CERTIFICATE OF ANALYSIS
                         KEYHOLE LIMPET HEMOCYANIN


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